Exhibit 10.9

CITADEL BROADCASTING CORPORATION

AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

REFERENCE NUMBER: 002

1.	GRANT OF OPTION.

1.1 Option. On the terms and conditions set forth in this Stock Option Agreement and each Notice of Stock Option Grant (the “Notice”) referencing this Agreement, Citadel Broadcasting Corporation (“Company”) grants to [FULL NAME] (the “Optionee”) on the Date of Grant an option to purchase at the Option Price a number of Shares, all as set forth in the Notice. Each such Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement and the Plan. This option is intended to be an ISO or a Nonstatutory Option, as provided in the Notice.

1.2 Plan. This option is granted under and subject to the terms of the Citadel Broadcasting Corporation Amended and Restated 2002 Long Term Incentive Plan (“Plan”), which is incorporated herein by this reference. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.	NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement or permitted by the Committee, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

3.	DEFINITIONS.

3.1 “Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, or is controlled by, or is under common control with, such Person.

3.2 “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

3.3 “Cause” shall mean (i) the occurrence of any of the events set forth in Section 9.1 or 9.2, or (ii) the Optionee’s having (A) grossly neglected his or her assigned duties or (B) engaged in willful misconduct resulting in, or reasonably likely to result in, material and demonstrable damage to the Company, unless the Optionee is subject to the terms of an employment agreement which includes a definition of “cause”, in which case such definition shall apply for purposes of the Plan.

3.4 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

3.5 “Committee” shall mean a committee of the Board of Directors, as described in Section 1.2 of the Plan.

3.6 “Company” shall mean Citadel Broadcasting Corporation, a Delaware corporation, and its subsidiaries, including any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

3.7 “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

3.8 “Date of Grant” shall mean the date specified in the Notice.

3.9 “Director” shall mean a member of the Board of Directors who is not an Employee.

3.10 “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Board of Directors in its sole discretion.

3.11 “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

3.12 “Fair Market Value” shall mean on any date means (a) the closing price in the primary trading session for a Share on such date on the stock exchange, if any, on which Shares are primarily traded (or if no shares were traded on such date, then on the most recent previous date on which any shares were so traded), (b) if clause (a) is not applicable, the closing price of the Shares on such date on The Nasdaq Stock Market at the close of the primary trading session (or if no shares were traded on such date, then on the most recent previous date on which any shares were so traded) or (c) if neither clause (a) nor clause (b) is applicable, the value of a Share for such date as established by the Committee, using any reasonable method of valuation.

3.13 “ISO” shall mean an incentive stock option described in Section 422(b) of the Code.

3.14 “Legal Representative” shall mean the guardian, executor, administrator or other legal representative of the Optionee. All references herein to the Optionee shall be deemed to include references to the Optionee’s Legal Representative, if any, unless the context otherwise requires.

3.15 “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

3.16 “Optionee” shall mean the person named in the Notice.

3.17 “Option Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice.

3.18 “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the execution of this Agreement shall be considered a Parent commencing as of such date.

3.19 “Person” shall mean means an individual, a company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

3.20 “Plan” shall mean the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan, as it may be amended or restated from time to time.

3.21 “Purchase Price” shall mean the Option Price multiplied by the number of Shares with respect to which this option is being exercised.

3.22 “Restricted Share” shall mean a Share that is subject to a Right of Repurchase.

3.23 “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 7.

3.24 “Securities Act” shall mean the Securities Act of 1933, as amended.

3.25 “Service” shall mean service as an Employee, Director or Consultant.

3.26 “Share” shall mean one share of common stock, par value $0.01 per share, of the Company. There shall be included within the term Share any common stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of common stock.

3.27 “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company, if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

3.28 “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

4.	RIGHT TO EXERCISE.

4.1 Exercisability. Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice or this Agreement. To the extent the Notice permits, the Optionee may exercise this option to purchase Shares for which the Optionee is not yet vested. If exercised for Shares that have not yet vested, such Shares shall be subject to the Right of Repurchase as described in Section 7.

4.2 Exercise Period. The option may be exercised (to the extent the option is exercisable pursuant to the Notice at such time) at any time.

4.3 Accelerated Vesting; Forfeiture. The Committee may, in its discretion, provide in the Notice for accelerated vesting or forfeiture of the Shares subject to this option.

4.4 $100,000 Limitation. If this option is designated as an ISO in the Notice, then the Optionee’s right to exercise this option shall be deferred to the extent (and only to the extent) that this option would not be treated as an ISO solely by reason of the $100,000 annual limitation under Section 422(d) of the Code, except that the Optionee’s right to exercise this option shall no longer be deferred if (i) the Company is subject to a Change in Control before the Optionee’s Service terminates, (ii) the Company, or any surviving company, or its parent does not continue this option, and (iii) any surviving company or its parent does not assume this option or does not substitute an option with substantially the same terms for this option.

5.	EXERCISE PROCEDURE.

5.1 Notice of Exercise. The Optionee or the Optionee’s Legal Representative may exercise this option by giving written notice to the Company specifying the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a “Notice of Exercise”. The Notice of Exercise shall be signed by the person exercising this option. In the event that this option is being exercised by the Optionee’s Legal Representative, the notice shall be accompanied by proof (satisfactory to the Company) of the Legal Representative’s right to exercise this option. The Optionee or the Optionee’s Legal Representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5.5 for the full amount of the Purchase Price.

5.2 Issuance of Shares.

(a) After receiving a proper notice of exercise and an undated stock power with respect to any Shares subject to this option that have not yet vested, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Not less than one hundred Shares may be purchased at any one time upon any exercise of this option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under this option.

(b) All certificates representing any Shares subject to this option that have not yet vested shall have endorsed thereon (i) any appropriate legends that may be, in the judgment of the Company, necessary or desirable in order to achieve compliance with the United States Securities Act of 1933, as amended, or the securities laws of any state or any other law and (ii) the following legend:

“The shares represented by this certificate are subject to certain restrictions pursuant to an agreement between Citadel Broadcasting Corporation and the registered holder, a copy of which is on file at the principal office of Citadel Broadcasting Corporation.”

5.3 Section 83(b) Election. To the extent the Optionee is permitted by the terms of the Notice to exercise a Nonstatutory Option for Shares that are not vested, Section 83 of the Code provides that the Optionee is not subject to federal income tax upon such exercise until the Right of Repurchase with respect to the Shares purchased lapses. If the Optionee chooses, the Optionee may make an election under Section 83(b) of the Code, which would cause the Optionee to recognize income in the amount of the excess (if any) of the Fair Market Value of the Shares acquired (determined as of the date the Option is exercised) over the Purchase Price. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the date of exercise — even if no tax is payable because the Fair Market Value of the Restricted Shares on the date the Option is exercised equals the Purchase Price paid. The form for making a Section 83(b) election is attached as Exhibit C. The Optionee acknowledges that it is the Optionee’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty (30) day period may result in the recognition of ordinary income when the Right of Repurchase lapses.

5.4 Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this option and/or the filing of a Section 83(b) election, as a condition to the exercise of this option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

5.5 Payment for Shares. Payment of the Purchase Price shall be made by delivery to the Company of a certified or bank check payable to the order of the Company or cash by wire transfer or other immediately available funds to an account designated by the Company.

6.	TERM AND EXPIRATION.

6.1 Basic Term. Subject to earlier termination in accordance with this Agreement, this option shall expire on the expiration date set forth in the Notice.

6.2 Termination of Service. Except as may be agreed between the Committee and the Optionee, if the Optionee’s employment by the Company shall have ceased for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency) (“Terminated” or a “Termination”), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company under any employment agreement or otherwise (such Optionee being referred to herein as a “Terminated Optionee”), then (i) to the extent that the Option is not exercisable pursuant to the Notice at the date of such Termination, this option shall terminate on and shall be of no further force and effect from and after the date of such Termination, (ii) to the extent that the option is exercisable pursuant to the Notice at the date of such Termination (the “Exercisable Portion of the Option”), the Terminated Optionee shall have the right, at his or her option, to exercise the Exercisable Portion of the Option in whole or in part one time at any time within (x) 60 days after the date of such Termination or (y) if such Termination is as a result of the Terminated Optionee’s death then the time period to exercise such option shall be one year after the date of such Termination, but in no event after the expiration of the term of the option, and, until exercised, the Exercisable Portion of the Option shall continue to be subject to the terms of this Agreement. To the extent that the

Terminated Optionee does not exercise the Exercisable Portion of the option within the 60-day or one year period, as applicable, exercise period provided for in this Section 6.2, the unexercised portion of the Exercisable Portion of the option shall terminate and shall be of no further force and effect from and after the final date on which the Terminated Optionee could have so exercised the Exercisable Portion of the option.

6.3 Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

6.4 Notice Concerning ISO Treatment. If this option is designated as an ISO in the Notice, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than twelve (12) months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than ninety (90) days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

7.	RIGHT OF REPURCHASE.

7.1 Right of Repurchase. To the extent this option is exercised for Shares that are not vested, the Shares so acquired initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company. The Optionee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares. If the Optionee transfers any Restricted Shares, then this Section 7 shall apply to the Transferee to the same extent as to the Optionee.

7.2 Exercise Notice. In the event the Company wishes to exercise its Right of Repurchase, the Company shall provide the Optionee with sixty (60) days prior written notice of its intent to exercise its right. A sample Right of Repurchase Exercise Notice is attached hereto as Exhibit D. Such notice shall contain the price per Share which shall be the repurchase price, described in subsection 7.4 below, and all other terms and conditions of the offer (including, without limitation, the proposed consummation date of the repurchase). The repurchase price shall be paid in cash or by canceling of indebtedness as the Company, in its sole discretion, shall determine.

7.3 Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Shares subject to this option in accordance with the vesting schedule described in the Notice. In addition, the Right of Repurchase shall lapse and all remaining Restricted Shares shall become vested if (i) the Company is subject to a Change in Control before the Optionee’s Service terminates and (ii) the Right of Repurchase is not assigned to the successor entity that retains the Optionee’s Service immediately after the Change in Control or to such entity’s parent or subsidiary.

7.4 Repurchase Price. If the Company exercises the Right of Repurchase, it shall pay the Optionee an amount for each of the Restricted Shares being repurchased equal to the lower of (i) the Fair Market Value for each Share or (ii) the Purchase Price.

7.5 Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 7 into which such Shares thereby become convertible shall immediately be subject to this Section 7.

7.6 Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

8.	LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(i) The Company and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(ii) Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(iii) Any other applicable provision of state or federal law has been satisfied.

9.	PROHIBITED ACTIVITIES.

9.1 Prohibition. The Optionee agrees that (i) the Optionee will not at any time during the Optionee’s employment (other than in the course of such employment) with the Company or any Affiliate thereof, or after a Termination, disclose or furnish to any other Person or use for the Optionee’s own or any other Person’s account any Confidential or Proprietary Information, (ii) if the Optionee is Terminated, the Optionee will not for three years following such Termination directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of, any employee of the Company or any Affiliate thereof, (iii) the Optionee will not at any time during the Optionee’s employment with the Company or any Affiliate thereof or after a Termination publish or make any disparaging statements about the Company, any Affiliate or any of their directors, officers or employees, under circumstances where it is reasonably foreseeable that the statements will be made public (a disparaging statement is a communication which, if made public, would tend to malign the business or reputation of the Person about whom such statement is made), and (iv) the Optionee will not breach the provisions of Section 2 hereof (any activity prohibited by clause (i), (ii), (iii) or (iv) of this Section 9.1 being referred to as a “Prohibited Activity”).

“Confidential or Proprietary Information” shall mean any non-public information about the Company or any Affiliate thereof which was acquired during the Optionee’s employment with the Company or any Affiliate thereof and which has or is reasonably likely to have competitive value to the Company or any Affiliate thereof.

9.2 Right to Terminate Option. The Optionee understands and agrees that the Company is granting to the Optionee an option to purchase Shares hereunder to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, if, at any time during which any portion of the Option (including the Exercisable Portion of the Option) is outstanding, (i) the Optionee engages in any Prohibited Activity or any act otherwise constituting Cause, or (ii) the Optionee engages in any Competitive Activity (as hereinafter defined), or (iii) the Optionee is convicted of a crime against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, to terminate the option (including the Exercisable Portion of the option), or any unexercised portion thereof, which shall then be of no further force and effect.

“Competitor” shall mean any Person that is engaged in owning, operating or acquiring directly or indirectly (through a company, trust, partnership or other Person) a Radio Broadcasting Business that operates in the same market as and competes directly or indirectly with a Radio Broadcasting Business which, at the time the Optionee is Terminated, is owned or operated by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries intends to own, operate or acquire (which intention was disclosed to the Optionee prior to or in connection with his or her Termination). The determination as to whether or not any Radio Broadcasting Business competes directly or indirectly with the Company or any of its Subsidiaries shall be made by the Company in its reasonable discretion.

“Competitive Activity” shall mean engaging in any of the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (A) controlling any Competitor or (B) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests then outstanding) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which the Optionee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Optionee, such portion determined by applying the percentage of the equity interest in such entity owned by the Optionee to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Company or any Affiliate of the Company; or (iv) employment by (including serving as an officer or director of), or providing consulting services to, any

Competitor; provided, however, that if the Competitor has more than one discrete and readily distinguishable part of its business, employment by or providing consulting services to any Competitor shall be Competitive Activity only if (X) his or her employment duties are at or involving the part of the Competitor’s business that competes with any of the businesses conducted by the Company or any of its Subsidiaries (the “Competing Operations”), including serving in a capacity where any Person at the Competing Operations reports to the Optionee, or (Y) the consulting services are provided to or involve the Competing Operations. For purposes of this definition, the term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity or debt interests, by contract or otherwise.

“Radio Broadcasting Business” shall mean any business which (i) owns or operates one or more radio stations or (ii) owns or operates any internet or digital audio broadcasting business if such business also owns or operates, or is Affiliated with an owner or operator of, one or more radio stations.

10.	OTHER RESTRICTIONS ON TRANSFER.

10.1 Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

10.2 Optionee Undertaking. The Optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or upon the Restricted Shares pursuant to the provisions of this Agreement.

10.3 Investment Intent. The Optionee represents and agrees that as of the Date of Grant, the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof. If the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

11.	ADJUSTMENT OF SHARES.

Unless otherwise set forth in the Notice, if there is any change in the stock subject to this option or in the corporate structure of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, extraordinary dividend, dividend in kind or other similar change in the corporate structure or distribution to shareholders, a reclassification, or any similar occurrence, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Option Price) may be adjusted by the Committee in its sole discretion pursuant to the terms of the Plan. The Committee’s adjustment shall be final and binding for all purposes of the Plan and this Agreement.

12.	MISCELLANEOUS PROVISIONS.

12.1 Rights as a Shareholder. Neither the Optionee nor the Optionee’s Legal Representative shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this option until: (i) the option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the option was exercised and any withholding taxes due, (ii) the Optionee shall have delivered to the Company a fully executed and undated stock power with respect to any Shares that have not yet vested, (iii) the Company shall have issued the Shares to the Optionee, and (iv) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of Section 7 hereof.

12.2 No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

12.3 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

12.4 Notification. All notices and other communications hereunder shall be in writing and unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto: If to the Company, to:

Citadel Broadcasting Corporation

City Center West, Suite 400

7201 West Lake Mead Boulevard

Las Vegas, Nevada 89128

Attention: Secretary

If to the Optionee or the Optionee’s Legal Representative, to such Person at the address as reflected in the records of the Company.

12.5 Entire Agreement. This Agreement, the Notice of Grant and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the option granted hereby.

12.6 Modification of Agreement. This Agreement may be modified, amended or supplemented by written agreement of the parties hereto; provided, that the Company may modify, amend or supplement this Agreement in a writing signed by the Company without any further action by the Optionee if such modification, amendment or supplement does not adversely affect the Optionee’s rights hereunder.

12.7 Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

12.8 Waiver. The failure of the Company in any instance to exercise the Right of Repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

12.9 Assignment. The Company may assign the Right of Repurchase to any person or entity selected by the Board of Directors, including, without limitation, one or more shareholders of the Company.

12.10 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the Legal Representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Optionee without the prior written consent of the Company.

12.11 Headings. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

12.12 Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

12.13 Specific Performance. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

12.14 Consent to Jurisdiction. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any actions, suits or proceedings arising out of or relating to this Agreement, the Option or the Plan and the transactions contemplated hereby and thereby (“Litigation”) (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 12.4 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the State of New York or of the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

EXHIBIT A

SAMPLE NOTICE OF EXERCISE

Citadel Broadcasting Corporation

7201 W. Lake Mead Blvd.

Suite 400

Las Vegas, Nevada 89128

Attn: Corporate Secretary

To the Corporate Secretary:

I hereby exercise my stock option granted under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares by delivery of a check payable to Citadel Broadcasting Corporation (the “Company”) in the amount described below in full payment for such shares plus all amounts required to be withheld by the Company under state federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this ___ day of ___________________ (month) ____(year).

No. Shares to be Acquired	Type of Option	Option Price	Total
Nonstatutory
Incentive
Estimated Withholding	Nonstatutory only
Amount Paid

Very truly yours,

Signature of Optionee

Optionee’s Name and Mailing Address

Optionee’s Social Security Number

1

EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto Citadel Broadcasting Corporation (the “Company”), _________________ (            ) shares of the common stock, par value $0.01 per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No. ________________ herewith and do(es) hereby irrevocably constitute and appoint ________________________ his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

Dated:	Signature:

Print Name and Mailing Address

Instructions:	Please do not fill in any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on your part.

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EXHIBIT C

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Social Security Number:

(2)	The property with respect to which the election is being made is _________ shares of the common stock, par value $0.01 per share, of Citadel Broadcasting Corporation.

(3)	The property was issued on _________________.

(4)	The taxable year in which the election is being made is the calendar year ___________.

(5)	The property is subject to a right of repurchase pursuant to which the issuer has the right to acquire the property at the lower of fair market value or the original purchase price, at any time prior to the vesting date. The issuer’s repurchase right lapses in a series of installments over a _____________-year period ending on ____________________, 200__.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___________ per share.

(7)	The amount paid for such property is $__________ per share.

(8)	A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on __________________________________.

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Notice of Exercise. This filing should be made by registered or certified mail, return receipt requested. You should retain two (2) copies of the completed form for filing with your Federal and state tax returns for the current tax year and an additional copy for your records.

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EXHIBIT D

RIGHT OF REPURCHASE

EXERCISE NOTICE

[Date]

Re:	Exercise of Right of Repurchase

Dear Optionee:

The Company wishes to exercise its Right of Repurchase under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (“Plan”) and buy back from you shares of common stock of the Company that you acquired upon the exercise of one or more stock options granted to you pursuant to the Plan under the terms described below:

Date of Initial Option Grant	Shares to be Repurchased	FMV of one Share	Purchase Price per Share	Repurchase Price

Total

Other Terms

Shares shall be repurchased on [insert date]. The Company shall pay the repurchase price to you by delivery of payment by check on or within two (2) days following such date. Once the payment is made available to you, you shall no longer be considered a shareholder with respect to those shares.

*    *    *

Should you have any additional questions, please contact [insert contact person and contact information].

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